                                                                EXHIBIT 23.4



                CONSENT OF BROWN, RUDNICK, FREED & GESMER, P.C.



        We hereby consent to the reference to our firm whenever it appears in this Registration Statement, including the Proxy Statement/Prospectus contained as a part hereof, and any amendments thereto.


                                        BROWN, RUDNICK, FREED & GESMER, P.C.



                                        By: /s/ Steven R. London
                                            ------------------------------------
                                            Steven R. London
                                            a member duly authorized



July 31, 1996